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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              TeleCorp PCS, Inc.
            (Exact name of registrant as specified in its charter)



                Delaware                                   54-1872248
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


 1010 N. Glebe Road, Suite 800, Arlington, VA                 22201
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      (Address of principal executive offices)             (Zip Code)

If this Form relates to registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ] If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
 333-89393   (if applicable)
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Securities to be registered pursuant to Section 12(b) of the Act:

Securities to be registered pursuant to Section 12(g) of the Act:

Class A Common Stock, $.01 par value
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                               (Title of class)
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                INFORMATION REQUIRED IN REGISTERATION STATEMENT

Item 1.  Description of Registration's Securities to be Registered.

   A description of the Class A Common Stock of the Registrant is set forth in the information provided under "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 filed under the Securities Act of 1933 with the Securities and Exchange Commission on October 20, 1999, File No. 333--89393, as amended (the "Registration Statement"), and such information is incorporated herein by reference. Such information shall be included in the final form of Prospectus included in the Form S-1 and filed under Rule 424(b) of the Securities Act.

Item 2.  Exhibits.

   The following exhibits to the Registration Statement or registrant's Registration Statement on Form S-4 as initially filed on July 22, 1999 or amendments thereto (the "Form S-4 Registration Statement"), as indicated, are incorporated herein by reference:

   (a) Form of Fifth Amended and Restated Certificate of Incorporation of TeleCorp PCS, Inc. (Exhibit 3.1.2 to the Registration Statement)

   (b) Form of Second Amended and Restated Bylaws of TeleCorp PCS, Inc. (Exhibit 3.2.2 to the Registration Statement)

   (c) Articles IV, V, VI, and IX of the TeleCorp PCS, Inc. Fifth Amended and Restated Certificate of Incorporation (Exhibit 4.1 of the Registration Statement)

   (d) Articles 1, 5, 8 and 9 of the TeleCorp PCS, Inc. Second Amended and Restated Bylaws (Exhibit 4.2 of the Registration Statement)

   (e) Stockholders' Agreement dated as of July 17, 1998 by and among AT&T Wireless PCS, Inc., TWR Cellular, Inc., Cash Equity Investors, Management Stockholders and TeleCorp PCS, Inc. (Exhibit 10.17.1 to the Form S-4 Registrant Statement)

   (f) Amendment No. 1 to the Stockholders' Agreement by and among AT&T Wireless PCS, Inc., TWR Cellular, Inc., Cash Equity Investors, Management Stockholders and TeleCorp PCS, Inc. (Exhibit 10.17.2 to the Form S-4 Registration Statement)

   (g) Amendment No. 2 to the Stockholders' Agreement by and among AT&T Wireless PCS, Inc., TWR Cellular, Inc., Cash Equity Investors, Management Stockholders and TeleCorp PCS, Inc. (Exhibit 10.17.3 to the Registration Statement)
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                                   SIGNATAURE

   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

   (Registrant)  TeleCorp PCS, Inc.
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Date  November 2, 1999
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By /s/ Thomas H. Sullivan
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       Thomas H. Sullivan,
       Executive Vice President and Chief Financial Officer